Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-132795 and 333-143274 on Form S-8 and Registration Statement Nos. 333-159656 and 333-138652 on Form S-3 of our report dated February 21, 2012, relating to the consolidated financial statements of Telesat Holdings Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Loral Space & Communications Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

February 28, 2012